Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(In millions, except per share amounts)

Exhibit 99.2

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                                                                          1997 Restated
                                                    ------------------------------------------------------------
                                                       Q1          Q2           Q3           Q4          TOTAL
                                                    --------   ----------   ----------   ----------    ---------
Revenues
  Net sales                                         $  817.1     $  905.5     $  891.9      $ 902.3    $ 3,516.8
  Royalty, interest and dividend income                  9.9          9.1          9.4          9.1         37.5
                                                    --------     --------     --------      -------    ---------
                                                       827.0        914.6        901.3        911.4      3,554.3

Deductions
  Cost of sales                                        475.7        515.3        524.9        526.4      2,042.3
  Selling, general and administrative expenses         128.8        138.9        134.0        139.9        541.6
  Research and development expenses                     51.0         53.4         70.7         75.2        250.3
  Interest expense                                      21.2         19.5         16.2         15.1         72.0
  Other, net                                             6.8         (1.8)         5.4          8.5         18.9
                                                    --------     --------     --------      -------    ---------

Income from continuing operations before taxes         143.5        189.3        150.1        146.3        629.2
Taxes on income                                         49.0         64.2         48.0         48.3        209.5
                                                    --------     --------     --------      -------    ---------
Income from continuing operations before
  minority interest and equity earnings                 94.5        125.1        102.1         98.0        419.7
Minority interest in earnings of subsidiaries          (12.5)       (20.8)       (22.9)       (20.1)       (76.3)
Dividends on convertible preferred
  securities of subsidiary                              (3.4)        (3.5)        (3.4)        (3.4)       (13.7)
Equity in earnings other than Dow Corning                6.8         24.2         31.0         17.2         79.2
                                                    --------     --------     --------      -------    ---------
Income from continuing operations                       85.4        125.0        106.8         91.7        408.9
Income from discontinued operations                      6.6          2.0          5.5         16.8         30.9
                                                    --------     --------     --------      -------    ---------

Net Income                                          $   92.0     $  127.0     $  112.3      $ 108.5    $   439.8
                                                    ========     ========     ========      =======    =========
Basic earnings per share:
    Continuing operations                           $   0.37     $   0.55     $   0.47      $  0.40    $    1.79
    Discontinued operations                             0.03         0.01         0.02         0.07         0.13
                                                    --------     --------     --------      -------    ---------
                                                    $   0.40     $   0.56     $   0.49      $  0.47    $    1.92
                                                    ========     ========     ========      =======    =========

Diluted earnings per share:
    Continuing operations                           $   0.36     $   0.52     $   0.45      $  0.39     $   1.72
    Discontinued operations                             0.03         0.01         0.02         0.07         0.13
                                                    --------     --------     --------      -------    ---------
                                                    $   0.39     $   0.53     $   0.47      $  0.46    $    1.85
                                                    ========     ========     ========      =======    =========

Shares used in computing earnings per share:
    Basic earnings per share                           226.5        227.8        228.7        229.1        228.1
                                                   =========     ========     ========      =======    =========
    Diluted earnings per share                         243.3        245.8        246.8        245.5        245.4
                                                   =========     ========     ========      =======    =========

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